Exhibit 99.1

N E W S R E L E A S E

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Provides Full Year 2013 Unaudited Statutory Results, Fourth Quarter and Full Year 2013 Estimated Operating Metrics

Hartford, Conn., Feb. 28, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today provided full year 2013 unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and fourth quarter and full year 2013 estimated operating metrics.

 “Phoenix demonstrated strength across our business in 2013,” said James D. Wehr, president and chief executive officer. “Mortality, persistency and investment results were solid for the year, and sales of our core annuity product line were nearly $700 million. Although our statutory surplus declined, we managed our capital to maintain financial strength and flexibility for both the holding company and life companies. At the same time, the company’s GAAP restatement continues to be a significant undertaking, and we remain committed to completing it by the end of March.”

FULL YEAR 2013 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

PLIC today filed its unaudited statutory financial results for the year ended Dec. 31, 2013 with the New York Department of Financial Services. The following are highlights from that filing:

●	PLIC reported a statutory net gain from operations of $79.8 million and a statutory net loss of $21.0 million for the year ended Dec. 31, 2013.
●	PLIC reported net investment income of $643.3 million for the year ended Dec. 31, 2013.
●	PLIC’s statutory surplus and asset valuation reserve was $735.2 million at Dec. 31, 2013.
●	PLIC’s risk-based capital ratio was 337% at Dec. 31, 2013.

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FOURTH QUARTER AND FULL YEAR 2013 ESTIMATED OPERATING METRICS FOR THE PHOENIX COMPANIES, INC.

The following are currently estimated operating metrics for the fourth quarter and full year 2013 for The Phoenix Companies, Inc.:

●	Annuity deposits of $169.0 million for the fourth quarter of 2013 and $687.2 million for the full year 2013.
●	Net annuity flows (deposits less surrenders) of $9.3 million for the fourth quarter of 2013 and $85.1 million for the full year 2013.
●	Annuity funds under management of $5.5 billion at Dec. 31, 2013.
●	Life insurance annualized premium of $0.5 million for the fourth quarter of 2013 and $2.4 million for the full year 2013.
●	Gross life insurance in-force of $105.7 billion at Dec. 31, 2013.
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Fourth quarter and full year 2013 mortality was favorable compared with expectations. For both the fourth quarter and full year 2013, open block experience was favorable, driven by universal life results, and closed block experience was modestly unfavorable.

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Fourth quarter 2013 total individual life surrenders at an annualized rate of 4.6%, and closed block life policies at an annualized rate of 4.4%. Full year 2013 total individual life surrenders at 4.6%, and closed block life policies at 4.2%.

●	Fourth quarter 2013 annuity surrenders at an annualized rate of 11.7%, and full year 2013 annuity surrenders at 11.3%.
●	Holding company liquidity was $180.2 million at Dec. 31, 2013, comprised of cash and non-affiliated securities of $166.8 million and an additional $13.4 million in tax receivables from PLIC.
●	Dividend capacity from PLIC to the holding company is $58.7 million for 2014.
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Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), including inter-company revenues, was $1.9 million for the fourth quarter of 2013 and $3.5 million for the full year 2013.

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YEAR-OVER-YEAR CHANGE TO PHOENIX LIFE INSURANCE COMPANY STATUTORY SURPLUS AND ASSET VALUATION RESERVE

PLIC’s statutory surplus and asset valuation reserve was $735.2 million at Dec. 31, 2013 and $922.5 million at Dec. 31, 2012. The change in statutory surplus and asset valuation reserve primarily reflects the following actions in 2013:

●	PLIC paid a total of $74.2 million in dividends to the parent holding company in 2013.
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In the fourth quarter of 2013, PLIC and its subsidiary, PHL Variable Insurance Company (PHL Variable) strengthened reserves by $133 million on a net basis, including consideration of results from asset adequacy analysis.

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PLIC and PHL Variable initiated hedges to protect surplus against the impact of rising interest rates in 2013. The hedges also positioned The Phoenix Companies, Inc. to utilize tax benefits and enhance liquidity at the holding company. The hedges created a $61.4 million tax obligation from PLIC to the holding company, which is largely offset by the establishment of related deferred tax assets.

●	Surplus was impacted by a $76.3 million decrease in the remaining deferred tax assets.
●	PLIC made $(29.9) million of net prior period adjustments during 2013 as a result of the previously announced GAAP restatement process and statutory and GAAP audits.
o	$(33.1) million of net prior period adjustments were recorded in surplus.
o	Net prior period adjustments of $3.2 million in the carrying value of insurance company subsidiaries are reflected in the change in net unrealized capital gains.
The principal components of the net prior period adjustments are reductions for an increase in taxes owed resulting from underreporting of taxable income in prior periods, primarily in partnership investments, a decrease in net investment income, and the establishment of a reserve arising from a 1996 class action lawsuit settlement, partially offset by a decrease in the incurred but not reported claim reserve and an increase in a deferred tax asset.
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The decreases to PLIC’s statutory surplus and asset valuation reserve described above were offset by a total of $75 million of capital contributions from the holding company, $45 million as the result of a capital contribution to benefit PHL Variable and $30 million in the form of a surplus note issued by PHL Variable and purchased by the holding company.

The Phoenix Companies, Inc. today advised that the 2013 unaudited statutory financial results for its insurance company subsidiaries filed with their domiciliary state insurance regulators should be relied upon as the most current assessment of their respective financial conditions.
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The Phoenix Companies, Inc. noted that statutory results of its insurance company subsidiaries are not indicative of, and are not a replacement for, its consolidated GAAP results. Variances between the statutory financial results of its insurance company subsidiaries and their or The Phoenix Companies, Inc.’s GAAP financial information are likely to be material.

Due to the differences between the statutory and GAAP accounting principles, the statutory adjustments discussed above may not be the same as the adjustments made to the GAAP financial statements as a result of the restatement, and such differences could be material.

RESTATEMENT AND FILING OF GAAP FINANCIAL STATEMENTS

 As previously reported, The Phoenix Companies, Inc. is restating historical annual and interim GAAP financial statements and has not yet filed with the Securities and Exchange Commission (SEC) its third quarter 2012 Form 10-Q and its subsequent periodic reports.

On Jan. 17, 2014, the company said it expects to file its 2012 Form 10-K with the SEC by March 31, 2014 and become a timely SEC filer with the filing of its second quarter 2014 Form 10-Q. The 2012 Form 10-K will contain audited financial statements for the years ended Dec. 31, 2012, 2011 and 2010 and interim unaudited financial statements for each quarter during 2012 and 2011. It also will restate and correct selected financial data for each of the years ended Dec. 31, 2011, 2010, 2009 and 2008.

On Feb. 28, 2014, the company filed a Notification of Late Filing on Form 12b-25 with the SEC disclosing that it will not file its 2013 Form 10-K on or before the March 17, 2014 due date and that it does not expect to file it within the fifteen day extension period offered by Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

BONDHOLDER SOLICITATION

On Feb. 20, 2014, the company reported that it had received the consent of bondholders holding the majority in principal amount of its 7.45% Quarterly Interest Bonds Due 2032 (NYSE:PFX) to amend the indenture governing the bonds and provide a related waiver. The amendments to the terms of the indenture, executed on Feb. 21, 2014, allow the company to extend to March 16, 2015 the deadline for all SEC reports required to be delivered to the bond trustee prior to that date.

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ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. As of Dec. 31, 2013, Phoenix had 5.7 million outstanding shares of common stock. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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